                                                          Exhibit No. EX-99.p.13

                                 CODE OF ETHICS

                        Effective as of December 1, 2005

I.   INTRODUCTION

This Code of Ethics (the "Code") is adopted by:

(i) Aberdeen Asset Management Inc.
(ii) Aberdeen Asset Management Limited
(iii) Aberdeen Asset Management Asia Limited
(iv) Aberdeen Asset Management Investment Services Limited

(each hereinafter referred to individually as an "Adviser" and, together, as the
"Advisers") in compliance with the  requirements of Rule 17j-1 adopted under the
Investment  Company Act of 1940, as amended (the "1940 Act"),  and Sections 204A and 206 of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and specifically  Rules 204A-1 and 204-2 thereunder,  to effectuate the purposes and objectives of those provisions.

Additionally,  the Federal Securities Laws (as defined below) require investment advisers,  funds and others to adopt  policies  and  procedures  to identify and prevent the misuse of material,  non-public information.  Section V of this Code discusses the prohibitions  from trading on material  non-public  information or communicating  material,  non-public  information  to others in violation of the
Federal Securities Laws.

A.   Applicable Provisions of the 1940 Act and Advisers Act

Access  Persons (as defined  below) may not, in connection  with the purchase or sale,  directly  or  indirectly,  by such  person  of a  Security  Held or to be
Acquired  (as  defined  below) by any Client  (as  defined  below) or  otherwise directly or indirectly:

     (i)  employ  any  device,  scheme or  artifice  to  defraud  any Client (as defined below) or prospective Client;

     (ii) make to any Client, any untrue statement of a material fact or omit to state a material fact necessary in order to make the  statements  made to the Client,  in light of the  circumstances in which they are made, not misleading;

     (iii) engage in any act,  transaction,  practice or course of business that operates  or would  operate  as a fraud or deceit  upon any  Client or prospective Client;

     (iv) engage  in  any  act,  practice,   or  course  of  business  which  is
          fraudulent, deceptive or manipulative;

     (v)  acting as  principal  for his/her own  account,  knowingly to sell any security to or purchase any  Reportable  Security  (as defined  below)
          from a  Client,  or acting as a broker  for a person  other  than such
          Client,  knowingly  to effect any sale or purchase  of any  Reportable
          Security for the account of such Client,  without  disclosing  to such
          Client in  writing  before  the  completion  of such  transaction  the capacity in which  he/she is acting and  obtaining  the consent of the
          Client to such transaction; and

     (vi) engage in any act, practice, or course of business in violation of any applicable  government  law,  rule or  regulation,  including  but not limited to the Federal Securities Laws.

Under the Advisers Act the Advisers are required to:

o    adopt and enforce Codes of Ethics  setting  forth  standards of conduct for advisory personnel,  and to address conflicts arising from personal trading by advisory personnel (Rule 204A-1)

o    establish  and  enforce  policies  and  procedures  reasonably  designed to prevent  the  misuse of  material,  non-public  information  by  investment advisers (Section 204A)

o    maintain  records with respect to the personal  securities  transactions of
     Access Persons (as defined below) (Section 204-2).

This Code is based on the  principle  that the  Directors  and  officers  of the
Advisers  and any of their  Supervised  Persons (as defined  below)  employed by
Aberdeen  Asset  Management  PLC  or  any  of  its  subsidiaries  or  affiliates
(collectively,  the "Aberdeen Group") owe a fiduciary duty to Clients to conduct their affairs,  including  their  personal  securities  transactions,  in such a manner as to avoid:

     (i)  serving their own personal interests ahead of Clients;

     (ii) taking inappropriate advantage of their position within the respective
          Adviser; and

     (iii) any actual or  potential  conflicts of interest or any abuse of their position of trust and responsibility.

Supervised  Persons are expected to maintain  objectivity and avoid  undisclosed conflicts of interest.  In the performance of their duties and  responsibilities for the Advisers,  Supervised  Persons must not  subordinate  their  judgment to personal gain and advantage,  or be unduly  influenced by their own interests or by the interests of others.  Supervised Persons must avoid  participation in any activity or  relationship  that  constitutes a conflict of interest  unless that conflict  has been  completely  disclosed  to  affected  parties.  A conflict of interest would  generally  arise if a Supervised  Person  directly or indirectly participated in any investment, interest, association,  activity or relationship that may impair or appear to impair the  Supervised  Person's  objectivity.  Any
Supervised Person who may be involved in a situation or activity that might be a conflict  of interest or give the  appearance  of a conflict of interest  should consider reporting such situation or activity to the Chief Compliance Officer of the respective Adviser.

The Board of Directors of each of the Advisers has adopted this Code.

This  Code and any  amendments  to this  Code  shall be given to all  Supervised
Persons of the Advisers.  All Supervised  Persons will sign an  acknowledgement, upon receipt of the Code and any amendments, certifying that they have received, understand  and will comply  with this Code.  Upon  request,  this Code shall be delivered,  without  charge,  to any  Client of the  Advisers,  as stated in the
Advisers' ADV s Part II, Schedule F.

II.  DEFINITIONS

As used in this Code, the following terms have the following meanings:

     (i)  "Access Person" includes (a) any director,  partner,  or officer of an
          Adviser;  (b) any  Supervised  Person who (1) has access to non-public information regarding any Clients' purchase or sale of securities,  or non-public information regarding the portfolio holdings of any Client;
          or (2) is involved in making securities  recommendations to Clients or has  access  to  such  recommendations  that  are  nonpublic;  (c) any employee  of an Adviser  who,  in  connection  with his or her regular functions or duties,  makes,  participates in, or obtains  information regarding the purchase or sale of  Reportable  Securities by a Client, or whose functions  relate to the making of any  recommendations  with respect  to such  purchases  or  sales;  (d) any  natural  person in a control relationship to an Adviser who obtains information  concerning recommendations  made to a Client with regard to the  purchase or sale of Reportable  Securities of the Client;  and (e) any other person who any Adviser's CCO determines to be an Access Person.

          For purposes of this document,  all Supervised Persons of the Advisers will be considered Access Persons.

     (ii) "Automatic  Investment  Plan"  means  any  program  in  which  regular periodic  purchases (or  withdrawals)  are made  automatically  in (or from) investment accounts in accordance with a predetermined  schedule
          and   allocation,   including,   but  not  limited  to,  any  dividend
          reinvestment plan ("DRIP").

     (iii) "Beneficial Ownership" generally means any interest in a Security for which an Access  Person or any member of his or her  immediate  family sharing  the same  household  can  directly  or  indirectly  receive a monetary  ("pecuniary")  benefit.  It shall be interpreted in the same manner  as it  would  be  under  Rule  16a-1(a)(2)  of the  Securities
          Exchange  Act of 1934,  as  amended  (the "1934  Act") in  determining whether a person is the beneficial owner of a security for purposes of
          Section 16 of the 1934 Act and the rules and  regulations  thereunder, that,  generally  speaking,  encompasses  those  situations  where the beneficial owner has the right to enjoy a direct or indirect  economic benefit  from the  ownership  of the  security.  A person is  normally regarded as the beneficial owner of securities held in (a) the name of his  or  her  spouse,  domestic  partner,  minor  children,  or  other relatives  living in his or her  household;  (b) a trust,  estate,  or other account in which he/ she has a present or future interest in the income,  principal or right to obtain title to the  securities  or (c)
          the name of  another  person or  entity  by  reason  of any  contract, understanding, relationship, agreement or other arrangement whereby he
          or  she  obtains  benefits   substantially   equivalent  to  those  of
          ownership.

     (iv) "Chief Compliance Officer" or "CCO" means the person appointed by each
          Adviser  designated to be responsible for  administering  the policies and  procedures  adopted  under the Advisers Act. The CCO may delegate any or all of his or her responsibilities under the Code. In instances when the Code is applied to the CCO,  any other  executive  officer of the appropriate Adviser may act as the designee of the CCO.

     (v)  "Client"  means any  person or  entity to which the  Advisers  provide investment advisory services, including Reportable Funds, unregistered investment  companies,  and any  account,  trust or  other  investment vehicle over which the Aberdeen Group has management discretion.

     (vi) "Control" means the power to exercise a controlling influence over the management  or policies of a company,  unless such power is solely the result of an official position with such company.  Any person who owns beneficially,  either  directly  or  through  one or  more  controlled
          companies,   more  than  twenty-five   percent  (25%)  of  the  voting
          securities of a company shall be presumed to control such company. Any person who does not so own more than twenty-five  percent (25%) of the voting securities of any company shall be presumed not to control such company.  A natural  person  shall be presumed  not to be a controlled person.

     (vii) "Federal  Securities  Laws" means (a) the  Securities Act of 1933, as amended  ("Securities  Act"); (b) the Securities Exchange Act of 1934,
          as amended  ("Exchange Act"); (c) the  Sarbanes-Oxley Act of 2002; (d)
          the  1940   Act;   (e)  the   Advisers   Act;   (f)  Title  V  of  the
          Gramm-Leach-Bliley  Act; (g) any rules adopted by the U.S.  Securities and Exchange Commission ("SEC") under the foregoing statutes;  (h) the
          Bank Secrecy Act, as it applies to funds and investment advisers;  and
          (i) any rules  adopted under  relevant  provisions of the Bank Secrecy
          Act by the SEC or the Department of the Treasury.

     (viii) "Initial  Public  Offering"  ("IPO") means an offering of securities registered under the Securities Act, the issuer of which,  immediately before the registration, was not subject to the reporting requirements of  Sections  13 or 15(d) of the 1934 Act,  or a similar  offering  of securities in another market.

     (ix) "Investment Personnel" means (a) any Portfolio Manager of the Aberdeen
          Group;  (b) any employee of the Aberdeen Group (or of any company in a control  relationship to a Reportable Fund or the Aberdeen Group) who,
          in  connection  with  his  regular  functions  or  duties,   makes  or
          participates in making recommendations  regarding the purchase or sale of securities by the Aberdeen Group, including securities analysts and traders;  or (c) any person employed by the Aberdeen Group who obtains or otherwise has access to information concerning recommendations made to a  Client  regarding  the  purchase  or sale of  securities  by any
          Client.

     (x)  "Limited  Offering" means an offering that is exempt from registration under the  Securities  Act pursuant to Section 4(2) or Section 4(6) or
          Rules 504, 505 or 506 under the Securities Act. Limited  offerings are commonly  referred to as private  placements and include  offerings of hedge funds and private funds.

     (xi) "Portfolio  Manager" means an employee of the Aberdeen Group entrusted with  the  direct  responsibility  and  authority  to make  investment decisions  affecting  the Client  portfolios  managed by the  Aberdeen
          Group.

     (xii) "Purchase or sale of a Security"  includes,  among other things,  the writing of an option to purchase or sell a Security.

     (xiii) "Reportable  Fund" means: (a) any US registered  investment  company advised  or  sub-advised  by an  Adviser;  or (b)  any  US  registered investment company whose investment  adviser or principal  underwriter controls,  is  controlled  by or is  under  common  control  with  any
          Aberdeen  Group entity.  A list of  Reportable  Funds is maintained by each respective Adviser's CCO.

     (xiv) "Security" shall have the meaning set forth in Section  202(a)(18) of the Advisers Act and Section  2(a)(36) of the 1940 Act except as noted
          in the  following  paragraph.  Further,  for  purposes  of this  Code,
          "Security"  shall  include  any  commodities  contracts  as defined in
          Section  2(a)(1)(A)  of the Commodity  Exchange  Act. This  definition includes but is not limited to futures contracts on equity indices.

          "Reportable Security" shall have the same definition as Security above but shall not include direct obligations of the United States national government,  bankers' acceptances,  bank certificates of deposit, high quality short-term debt instruments (maturity of less than 366 days at issuance and rated in one of the two highest  rating  categories  by a
          Nationally  Recognized  Statistical  Rating  Organization),  including repurchase agreements,  commercial paper and shares of U.S. registered money  market  funds  that limit  their  investments  to the  exempted securities enumerated above. Also excluded from the definition are any
          U.S. registered  open-end  investment  companies (e.g. open-end mutual funds)  that are not  advised  or  sub-advised  by the  Advisers.  Any
          question  as  to  whether  a  particular   investment   constitutes  a
          "Security"  or a  "Reportable  Security"  should  be  referred  to the respective Compliance Officer.

     (xv) "Security Held or to be Acquired"  means (a) any  Reportable  Security which,  within the most recent 15 days, is or has been held by Client, or (b) is being or has been  considered for purchase by a Client or an
          Adviser,  or (c) any  option to  purchase  or sell,  and any  security convertible into or exchangeable for, a Reportable Security.

     (xvi) "Supervised  Person"  means (a) any  partner,  officer,  director (or
          other  person  occupying  a  similar  status  or  performing   similar
          functions),  or employee of an  Adviser,  or (b) any other  person who provides  investment advice on behalf of the Adviser and is subject to the  supervision  and control of the  Adviser,  such as those  persons covered under a Memorandum of Understanding with an Adviser.

III. PROHIBITED TRANSACTIONS

No Access  Person  shall engage in any act,  transaction,  practice or course of conduct,  which would  violate the  provisions  of Rule 17j-1 of the 1940 Act or
Section 206 of the Advisers Act as described in Section I.A. above.

A.   Access Persons

Except as provided in Section III.B. below, no Access Person shall:

     (i)  purchase or sell, directly or indirectly, any Security in which he/she has, or by reason of such transaction acquires, any direct or indirect
          Beneficial Ownership and which to his/her actual knowledge at the time of such purchase or sale, the same Reportable Security is:

          (a)  being considered for purchase or sale by any Client;

          (b)  being purchased or sold by any Client; or

     (ii) disclose to other persons the Reportable Securities activities engaged in or contemplated for any Client;

     (iii) accept any gift or other thing of more than de minimis value from any person or entity that does  business with or on behalf of the Aberdeen
          Group.  For the purposes of the Code "de minimis"  shall be considered to be the annual  receipt of gifts from the same source valued at $100
          USD or the  receipt  of any  entertainment  from  any  source  that an individual has current or prospective  business  dealings  unless such entertainment is business related,  reasonable in cost, appropriate as to time and place,  and not so  frequent  as to raise any  question of impropriety. Any gifts in excess of $50 USD, however, must be reported to the Compliance Department.

     (iv) acquire  a  Beneficial  Ownership  in  any  securities  in an IPO or a
          Limited Offering,  without having received prior written approval from the appropriate  Investment  Director and an Executive Director of the
          Aberdeen  Group.  Compliance  will  maintain a record of any  decision which  includes  the  reasons  supporting  the  decision  made  by the
          Investment  Director  and  Executive  Director,  to approve the Access
          Person's  acquisition of an IPO or private placement for at least five years  after  the end of the  fiscal  year in which the  approval  was granted.

          Before granting such approval,  the Investment Director will carefully evaluate such investment to determine that the investment could create no  material  conflict  between  the Access  Person and a Client.  The
          Investment  Director may make such  determination by looking at, among other  things,  the nature of the  offering and the  particular  facts surrounding  the purchase.  For example,  the Investment  Director may consider  approving the transaction if it can be determined  that: (a)
          the investment did not result from directing  Client or Aberdeen Group business to the underwriter or issuer of the Security;  (b) the Access
          Person is not  misappropriating  an opportunity  that should have been offered  to a  Client;  and  (c)  an  Investment  Person's  investment decisions  for a Client  will not be unduly  influenced  by his or her personal  holdings and  investment  decisions  are based solely on the best interests of a Client.

          In addition,  no Access Person shall acquire a Beneficial Ownership in any securities  issued in a Limited Offering by a private fund advised or  sub-advised  by any member of the Aberdeen  Group  without  having received prior written approval from the Compliance Department. [Note:
          the  purpose  of  this  provision  is  to  help  assure  private  fund compliance.]

          Any Access  Person  authorized  to  purchase  securities  in an IPO or
          Limited  Offering shall disclose that investment when they play a part in a  Client's  subsequent  consideration  of an  investment  in  that issuer.  In  such  circumstances,  a  Client's  decision  to  purchase securities  of the issuer  shall be subject to  independent  review by
          Investment Personnel with no personal interest in the issuer.

     (v)  serve on the board of directors of any publicly traded company without prior  authorization of the Aberdeen Group Chief  Executive.  Any such authorization  shall  be based  upon a  determination  that the  board service would be consistent  with the interests of the Aberdeen  Group and the Clients under their management. Authorization of board service shall  be  subject  to the  implementation  by the  Aberdeen  Group of
          "Chinese Wall" or other procedures to isolate such Access Persons from making decisions about trading in that company's Securities.

     (vi) No  employees  may  profit  in the  purchase  and  sale,  or sale  and purchase,  of any  Reportable  Securities  within ninety (90) calendar days. Trades made in violation of this prohibition  should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to  disgorgement  to the  appropriate  charity of the
          Aberdeen Group's choosing.

B.   Portfolio Managers

In addition to the prohibitions listed above, no Portfolio Manager shall acquire or dispose of any Beneficial  Ownership in a Reportable  Security within fifteen
(15)  calendar  days  before or after any Client  trades in that  security.  Any trades  made  within  the  proscribed  period  shall be  unwound,  if  possible.
Otherwise,  any profits realized on trades within the proscribed period shall be disgorged to a charity of the Aberdeen Group's choosing.

C.   Waivers

Notwithstanding  any other provision in this Code to the contrary,  transactions described in Section III.A and III.B above which appear upon reasonable  inquiry and  investigation  to present no reasonable  likelihood of harm to a Client and which are otherwise  transacted in accordance with Rule 17j-1 under the 1940 Act and  Sections  204A and 206 of the  Advisers  Act may be  permitted  within  the
discretion   afforded  under  the  Aberdeen  Group's  Personal  Account  Dealing authorization process on a case-by-case basis.

IV.  COMPLIANCE PROCEDURES

With respect to the pre-clearance and reporting  requirements  contained herein,
Access Persons shall pre-clear in accordance with the Aberdeen  Group's Personal
Account Dealing Procedures.

A.   Pre-Clearance Procedures

All  Access  Persons  must  receive  prior  approval   before  engaging  in  any
transaction  in Reportable  Securities  in which the Access  Person  acquires or disposes  of  Beneficial  Ownership  of  such  Reportable  Security  that is not otherwise specifically prohibited by this Code. The Access Person should request pre-clearance  by completing  the Personal  Account Deal Request Form located on the Compliance  Forms and Reports  Database on Lotus Notes, and sending the form for approval to a dealer or company  secretary,  fund  management  desk head and executive  director as indicated  on the Dealing  Request Form prior to trading.
The persons currently  accepted as authorized  signatures for the Aberdeen Group are listed on Appendix A. Access  Persons  should note the  specific  additional requirements  discussed  in Section  III.A.(iv)  above with  respect to IPOs and
Limited Offerings, including private fund investments.

Any conflicts of interest  related to Reportable  Securities in which the Access
Person is seeking  pre-clearance or any Client must be disclosed on the Personal
Account Deal Request Form.

In addition,  where the Access Person intends to trade in securities issued by a closed-end  investment company advised by the Aberdeen Group, a Reportable Fund, or in the shares of Aberdeen Asset  Management PLC, the written  approval of the
Secretary  of the  investment  company  or,  as the  case  may be,  the  Company
Secretary of Aberdeen Asset Management PLC, must first be obtained.

Pre-clearance  approval will expire 24 hours after the authorization is granted.
If the trade instruction is not placed before such  pre-clearance  expires,  the
Access  Person is  required  to again  obtain  pre-clearance  for the trade.  In addition,  if before  placing the trade  instruction,  the Access Person becomes aware of any  additional  information  with  respect to a  transaction  that was pre-cleared,  such  Access  Person  shall not  proceed  further  with the trade, without submitting a fresh application for approval.

Access   Persons  are  not  required  to  pre-clear  the   following   types  of
transactions:

     (i)  purchases or sales which are  non-volitional on the part of the Access
          Person;

     (ii) transactions  effected  for, and  Reportable  Securities  held in, any account  over  which the  Access  Person  has no  direct  or  indirect influence or control;

     (iii) purchases  which are part of an Automatic  Investment Plan or DRIP or other regular  investment in a selected security or securities subject to pre-clearance of the first purchase under the scheme; and

     (iv) for  those  Access  Persons   residing   outside  the  United  States,
          registered   open-end  investment  vehicles  within  their  respective
          jurisdictions, and

     (v)  securities  acquired by the  exercise of rights  issued pro rata by an issuer to all holders of a class of its securities, to the extent such rights were  acquired  from such  issuer,  and sales of such rights so acquired.

B.   Excessive Trading

The Aberdeen  Group  understands  that it is  appropriate  for Access Persons to participate in the public  securities  markets as part of their overall personal financial planning.

As in  other  areas,  however,  this  should  be done in a way that  creates  no potential  conflicts with the interests of any Client.  Further, it is important to recognize that otherwise  appropriate  trading, if excessive,  may compromise the best interests of any Clients if such trading is conducted  during work-time or using  Client  resources.  Accordingly,  if  personal  trading  rises to such dimension  as to create an  environment  that is not  consistent  with the Code, approval for such personal  transactions may either be refused or may be limited by the Aberdeen Group.

No Access Person should engage in excessive  trading or market timing activities with respect to any mutual funds whether managed by
the Aberdeen Group or otherwise.

C.   Reporting by Access Persons

Reports  submitted  pursuant  to this Code  shall be  confidential  and shall be provided  only to the  officers  and  Directors  of the  Advisers,  their  legal advisers/or regulatory authorities upon appropriate request. Notwithstanding the above,  reports  submitted by an Access Person pursuant to this Code may also be provided to any  Reportable  Fund to the extent such Access Person is considered an "access person" of the Reportable Fund for purposes of Rule 17j-1.

Any  statements  made  in  any  report  submitted   pursuant  to  the  reporting
requirements  below will not be construed as an admission that the person making the report has any direct or indirect  Beneficial  Ownership  in the Security or
Securities to which the report relates.

All Access Persons must make the following reports:

1.   Initial Holdings Reports

No later than 10 days after a person becomes an Access Person,  such person must file an Initial  Report of Access  Persons  ("Initial  Report") with  Compliance reflecting the Access Person's holdings as of a date not more than 45 days prior to becoming an Access  Person.  Such Initial  Report must contain the  following information:

     (i)  the title and type of security,  and as applicable the exchange ticker symbol or CUSIP number,  the number of shares and principal  amount of each  Reportable  Security  in which  such  person  has any  direct or indirect Beneficial Ownership;

     (ii) the name of any  broker,  dealer or bank with whom the  Access  Person maintains an account in which any  Securities  are held for the direct or indirect benefit of the Access Person; and

     (iii) the date the Initial Report is submitted.

In addition to reporting holdings of Reportable Securities,  every Access Person shall certify in their Initial Report that:

     (i)  they have  received,  read and  understand the Code and recognize that they are subject thereto; and

     (ii) they have no  knowledge of the  existence of any personal  conflict of interest relationship which may involve a Client, such as any economic relationship  between their  transactions and securities held or to be acquired by a Client.

2.   Quarterly Transaction Reports

All  Access  Persons  are  required  to report to  Compliance  all  transactions involving a Reportable  Security in which the Access  Person had, or as a result of the  transaction,  acquired,  any  direct or  indirect  Beneficial  Ownership conducted  during each calendar  quarter within thirty (30) days after the close of the quarter and to provide duplicate  statements for all brokerage  accounts.
This disclosure includes the:

     (i)  date of the transaction,  title of the security, and as applicable the exchange  ticker  symbol or CUSIP  number,  interest rate and maturity date (if applicable),  number of shares,  and principal amount of each
          Reportable Security involved;

     (ii) nature of the transaction (i.e.,  purchase,  sale or any other type of acquisition or disposition);

     (iii) the price of the  Reportable  Security at which the  transaction  was effected;

     (iv) name  of the  broker,  dealer  or  bank  with  or  through  which  the transaction was effected; and

     (v)  date the report is submitted.

In addition,  with  respect to any account  established  by an Access  Person in which any  securities  were held  during the  quarter for the direct or indirect benefit of the Access  Person,  the Access  Person must provide on the Quarterly
Transaction Report:

     (i)  name of the  broker,  dealer  or bank  with  whom  the  Access  Person established the account; and

     (ii) date the account was established.

The reporting requirements set out above apply to all transactions in Reportable
Securities other than:

     (i)  transactions  with respect to Reportable  Securities  held in accounts over which the Access  Person had no direct or indirect  influence  or control; and

     (ii) transactions  effected  pursuant to an  Automatic  Investment  Plan or
          DRIP.

Access Persons must provide duplicate copies of their contract confirmations for each  transaction in Reportable  Securities to Compliance in accordance with the
Aberdeen   Group   Procedures   for   Personal   Account   Dealing.    Duplicate
holding/trading  statements are to be provided to Compliance at least quarterly, where  available,  within 30 days after the period end. The Procedures  however, recognize  that some  Access  Persons  either  reside in  countries  or maintain brokers  where  such  statements  are not  regularly  issued or  available,  and therefore these individuals are to be exempt from providing quarterly statements within the 30 day time period. In such  circumstances,  brokerage  statements or their equivalent holdings reports must be provided annually, at a minimum.

In the event that an Access  Person  opens a new account  during a quarter,  the account is to be noted on their quarterly  report and duplicate  statements,  or the equivalent of such, with respect to such new account, are to be forwarded to
Compliance  within the 30 day period  after the end of the  quarter in which the new account is opened, or as appropriate if exempt from the 30 day rule.

3.   Annual Holdings Reports

No later than January 31 of each year,  every Access Person must submit a report to Compliance which contains the following information:

     (i)  the title and type of security,  and as applicable the exchange ticker symbol or CUSIP number,  number of shares and principal amount of each
          Reportable  Security  or shares  in a  Reportable  Fund in which  such person has any direct or indirect Beneficial  Ownership as of December
          31 of the prior calendar year;

     (ii) the  name  of the  broker,  dealer  or  bank  with  whom  such  person maintained an account in which any Securities were held for the direct or  indirect  benefit of such  person as of  December  31 of the prior calendar year; and

     (iii) the date the report is submitted.

4.   Certification of Compliance with the Code

Compliance shall provide notice to all Access Persons of their status under this
Code,  and shall  deliver  a copy of the Code to each  Access  Person  when they become an Access  Person and  annually  thereafter.  Additionally,  each  Access
Person will be provided a copy of any amendments to the Code.  After reading the
Code or any  amendment  to the Code,  each Access  Person  shall  certify to the following in the form provided by Compliance:

     (i)  they have read and  understand  the Code and  recognize  that they are subject thereto;

     (ii) they have  complied  and/or will comply with the  requirements  of the
          Code;

     (iii) they  have  reported  and/or  will  report  all  personal  securities transactions  required to be reported  pursuant to the requirements of the Code;

     (iv) they have not  disclosed  and/or will not  disclose  pending  "buy" or
          "sell"  orders  for a Client  except  where  the  disclosure  occurred subsequent to the execution or withdrawal of an order; and

     (v)  they have no  knowledge of the  existence of any personal  conflict of interest  relationship  which  may  involve  any  Client,  such as any economic  relationship  between their transactions and securities held or to be acquired by a Client.

This  Certification  of Compliance shall be maintained on the Compliance Forms &
Reports Database on Lotus Notes and made available to the respective CCO.

In the event that an Access  Person has any  knowledge  of a potential or actual violation of the  Certification  of  Compliance,  that person  should notify the respective CCO in accordance with the procedures set forth below in Section E.

D.   REPORTING TO THE BOARD OF DIRECTORS

Each CCO will  prepare an annual  report  relating to the Code of Ethics for the
Board of Directors of the applicable Adviser. Such
annual report shall:

     (i)  summarize existing  procedures  concerning  personal investing and any changes in the procedures made during the past year;

     (ii) identify any violations  requiring  significant remedial action during the past year and any sanctions imposed;

     (iii) identify  any  recommended  changes in the existing  restrictions  or procedures  based  upon the  Adviser's  experience  under  the Code of
          Ethics, evolving industry practices or developments in applicable laws or regulations; and

     (iv) state the CCO's conclusions  regarding whether the Adviser has adopted
          procedures   reasonably  necessary  to  prevent  Access  Persons  from
          violating the Code.

The CCO shall promptly report to the applicable Adviser's Board of Directors all apparent violations of the Code and the reporting requirements  thereunder.  The
Board of Directors of each Adviser  shall  consider  reports made  hereunder and shall  determine  whether or not this Code has been violated and what sanctions, if any, should be imposed.

E.   Reports to Chief Compliance Officer

The Advisers' CCOs will provide, within 60 days after each calendar quarter end, certification  to the  chief  compliance  officer  (each a "Fund  CCO") or other designee of each Reportable Fund that, as of the prior quarter end:

     (i)  all documentation required by the Code and Rule 17j-1 as it applies to the Advisers or their  Supervised  Persons has been  collected  and is being retained on behalf of the Reportable Fund;

     (ii) there have been no material  violations to the Code and, if there have been  violations to the Code,  the violation has been  documented  and reported to each Fund CCO; and

     (iii) the firm has appointed appropriate management or compliance personnel to review  transactions  and reports filed by Access Persons under the
          Code, and adopted  procedures  reasonably  necessary to prevent Access
          Persons from violating the Code.

The Advisers' CCOs will also provide, within 60 days after each calendar quarter end, a description  of any issues  arising under the Code since the last quarter end, including, but not limited to, information about material violations of the
Code and sanctions imposed in response to material violations.

Each quarter the respective  Adviser's CCO will also provide to each Fund CCO or their  designee a list of Access  Persons  who are  subject to this Code and the names of the relevant  personnel  responsible  for  pre-clearing  and  reviewing personal securities transactions.

The CCOs will provide such information,  including,  but not limited to, initial and annual  holdings  reports and quarterly  transaction  reports for all Access
Persons,  pre-clearance  reports and  approvals  for  participation  in IPOs and
Limited Offerings, as is requested by a Fund CCO.

F.   REPORTING OF ILLEGAL OR UNETHICAL BEHAVIOR

Supervised Persons should promptly report any conduct or actions by a Supervised
Person that does not comply with the Federal  Securities  Laws, other applicable laws,  rules or regulations  or this Code.  Any Supervised  Person who questions whether a situation,  activity or practice is acceptable must immediately report such practice to the CCO of the Adviser.  The CCO of the Adviser shall  consider the matter and respond to the  Supervised  Person within a reasonable  amount of time.  The CCO of the Adviser  will  contact the  Adviser's  legal  counsel when he/she  believes it to be  necessary.  To the extent  possible and as allowed by law, reports made by Supervised  Persons under this Section F will be treated as confidential.

G.   SANCTIONS

Upon  discovering a violation of this Code, the Board of Directors of any of the
Advisers may impose such sanctions as they deem  appropriate,  including,  among other  things,  verbal or written  warnings and  censures,  monetary  sanctions, disgorgement, suspensions or dismissal.

H.   RETENTION OF RECORDS

The  following  records must be  maintained by the Advisers in the manner and to the extent set out below. These records must be made available to the SEC or any representative  of the SEC at any  time and  from  time to time  for  reasonable periodic, special or other examination:

     (i)  A copy of the Code that is in effect,  or at any time  within the past five years was in effect,  must be maintained in an easily  accessible place;

     (ii) A record of any  violation  of the Code,  and of any action taken as a result of the  violation,  must be maintained in an easily  accessible place for at least  five  years  after the end of the  fiscal  year in which the violation occurs;

     (iii) A copy of each report  required  to be  submitted  by Access  Persons under Sections IV.C.1,  IV.C.2, and IV.C.3 of the Code,  including any information  provided on broker transaction  confirmations and account statements,  must be maintained  for at least five years after the end of the fiscal year in which the report is made or the  information  is provided, the first two years in an easily accessible place;

     (iv) A record of the names of all persons who are currently,  or within the past five years were, Access Persons of the Adviser;

     (v)  A record of all  Access  Persons,  currently  or within  the past five years, who are or were required to make reports under the Code must be maintained in an easily accessible place;

     (vi) A record of all persons,  currently or within the past five years, who are or were  responsible for reviewing  reports of Access Persons must be maintained in an easily accessible place;

     (vii) A copy of each Personal Account Deal Request Form (including a record of all approvals to acquire  securities in an IPO or Limited Offering, indicating the reasons for such  approvals)  must be maintained for at least  five years  after the end of the fiscal  year in which the form was submitted or the approval is granted, whichever is later;

     (viii) A record of any decision,  and the reasons  supporting the decision, to approve the acquisition by an Access Person of securities in an IPO or  Limited  Offering  for at least  five  years  after the end of the fiscal year in which approval is granted;

     (ix) A copy of each report to the Board of the  Advisers or to a Reportable
          Fund of the Code must be maintained  for at least five years after the end of the fiscal year in which it is made,  the first two years in an easily accessible place;

     (x)  A record of all accounts,  currently or within the past five years, in which an Access Person has or had a Beneficial Ownership interest in a
          Reportable Security solely by reason of an indirect pecuniary interest described  in Rule  16a-1(a)(2)(ii)(B)  or (C) under the  Exchange Act must be maintained in an easily accessible place; and

     (xi) A record of all  Certifications  of Compliance  for each person who is currently,  or within the past five years was, a Supervised  Person of the Adviser.

V.   POLICY STATEMENT ON INSIDER TRADING

A.   Definition of Insider Trading

The  Aberdeen  Group  prohibits  any  "Affected  Person"  (i.e.,  any officer or director  of an  Adviser  and  employees  of the  Group)  from  trading,  either personally or on behalf of others,  including  accounts  managed by the Aberdeen
Group, on material non-public  information or communicating  material non-public information  to others in  violation  of the law.  This  conduct  is  frequently referred  to as "insider  trading."  The policy  applies to every such  Affected
Person and extends to  activities  within and outside  their  duties  within the
Aberdeen  Group.  Any questions  regarding this policy and the procedures  below should be referred to the CCO of the respective Adviser.

The term "insider trading" is not defined in the Federal Securities Laws, but is generally understood to prohibit the following activities:

     (i)  trading by an  insider  while in  possession  of  material  non-public information;

     (ii) recommending the purchase or sale of securities while in possession of material non-public information; or

     (iii) communicating material non-public information to others.

B.   The Concept of "Insider"

The concept of "insider" is broad and it includes officers, directors, partners, members and  employees of a company.  In addition,  a person can be a "temporary insider" if he or she is given material  inside  information  about a company or the market for the company's  securities on the reasonable  expectation that the recipient  would  maintain the  information in confidence and would not trade on
it.

A temporary  insider can include,  among  others,  a company's  legal  advisers, accountants, consultants, bank lending officers, and the employees of such third parties.  In addition,  a company may become a temporary insider of a company it advises or for which it performs other services. For that to occur, that company must  expect  the  subsidiary  to  keep  the  disclosed  non-public  information confidential  and the  relationship  must at least  imply such a duty before the subsidiary will be considered an insider.

C.   Material Information

Trading,  tipping or recommending  securities  transactions while in position of inside  information  is not a basis for  liability  unless  the  information  is
"material." "Material information" generally is defined as:

     (i)  information  for  which  there  is a  substantial  likelihood  that  a reasonable  investor  would consider it important in making his or her investment decisions; or

     (ii) information   that  would   significantly   alter  the  total  mix  of
          information made available.

Information that should be considered material includes,  but is not limited to:
dividend changes,  earnings  estimates,  changes in previously released earnings estimates,  a joint venture,  the borrowing of significant  funds, a major labor dispute,  merger or  acquisition  proposals  or  agreements,  major  litigation, liquidation problems, and extraordinary management developments. For information to be considered material it need not be so important that it would have changed an investor's decision to purchase or sell particular  securities;  rather it is enough that it is the type of information on which reasonable  investors rely in making  purchase or sale decisions.  The materiality of information  relating to the possible  occurrence of any future event may depend on the  likelihood  that the event will occur and its significance if it did occur.

D.   Non-Public Information

Information  is non-public  until it has been  effectively  communicated  to the market  place.  One  must be able  to  point  to  some  fact  to show  that  the information  is generally  public.  For example,  information  found in a report filed with the SEC, or appearing in Dow Jones,  Reuters Economic  Services,  The
Wall  Street  Journal  or other  publications  of general  circulation  would be considered public. Information in bulleting and research reports disseminated by brokerage firms are also generally considered to be public information.

Before trading for yourself or others in the securities of a company about which you may have potential  inside  information,  or revealing  such  information to others or making a  recommendation  based on such  information,  you  should ask yourself the following questions:

     (i)  Is the  information  material?  Is this  information  that an investor would consider important in making his or her investment decisions? Is this information that would  substantially  affect the market price of the securities if generally disclosed?

     (ii) Is the  information  non-public?  To whom  has this  information  been provided?  Has the information  been  effectively  communicated to the marketplace?

If,  after  consideration  of the above,  you believe  that the  information  is material and non-public,  or if you have questions as to whether the information may be material and non-public, you should take the following steps:

     (i)  Report the matter  immediately to the CCO. In consulting with the CCO, you should disclose all  information  that you believe may bear on the issue of whether the information you have is material and non-public.

     (ii) Do not  purchase  or sell the  securities  on  behalf of  yourself  or others.

     (iii) Do not  communicate  the  information  either  inside or outside  the
          Aberdeen Group, other than to the CCO or another appropriate member of the Compliance Department.

     (iv) After  the  CCO  has  reviewed  the  issue,  you  will  either  be (a)
          instructed to continue the prohibitions  against  trading,  tipping or
          communication,   or  (b)   allowed  to  trade  and   communicate   the
          information.  In appropriate circumstances,  the CCO will consult with counsel as to the appropriate course to follow.

Information in your possession  that you identify,  or which has been identified to you as material and  non-public,  must not be communicated to persons outside the Aberdeen  Group,  without the prior  authorization  of the CCO. In addition, care should be taken so that such  information  is secure.  For  example,  files containing  material  non-public  information  should  be sealed  and  access to computer files containing material non-public information should be restricted.

E.   Monitoring Procedures

The role of Compliance is critical to the  implementation and maintenance of the
Aberdeen Group's policy and procedures against insider trading.  The supervisory procedures  can be divided into the following two parts:  (1) the  prevention of insider  trading;  and (2) the  detection of insider  trading.  Each part of the supervisory procedures is discussed in further detail below.

1.   The Prevention of Insider Trading

To prevent insider trading Compliance will:

     (i)  provide,  on a regular basis,  an  educational  program to familiarize
          Affected Persons with the policy and procedures; and

     (ii) when it has been  determined  that an  Affected  Person  has  material non-public information:

          (a)  implement measures to prevent  dissemination of such information;
               and

          (b)  where  necessary,  restrict  Affected Persons from trading in the securities.

2.   The Detection of Insider Trading

To detect insider trading, Compliance will:

     (i)  review the trading activity reports filed by each Affected Person;

     (ii) review the trading activity on behalf of Clients; and

     (iii) to the extent  applicable,  such other  information  as the CCO deems necessary or appropriate.

                                   Appendix A

Executive Directors and Investment Directors authorized to sign Personal Account
Dealing requests

                Dealing Desk:  Andrew Norris       Edinburgh
                               Mandy Pike          London
                               Michael Turner      Edinburgh
                               Nimal De Silva      Singapore
                               Sarita Bajaj        Singapore

           Company Secretary:  Andrew Laing        Aberdeen/London
                               Bill Rattray        Aberdeen/London
                               Martin Gilbert      Aberdeen/London
                               Scott Massie        Aberdeen

   Fund Management Desk Head:  Jonathan Cocks      Cash Management
                               Paul Atkinson       Derivatives
                               David McCraw        EFM Derivatives
                                                   Structured Products
                               Michael Turner      EFM Treasury
                                                   Global Strategy
                               Colm McDonagh       Emerging Debt
                               Joanne Irvine       Emerging Markets
                               Rod Davidson        Fixed Interest Desk
                               Dan Dewar           FX
                               Stephen Docherty    Global Equities
                               William Hemmings    Investment Companies
                               Rob Sellar          North American Equities
                               Yoon-Chou Chong     Pan European Equities
                                                   UK Equities Growth
                                                   UK Small Cap Equities
                               Graeme Sinclair     Singapore - Japan Equities
                               Peter Hames         Singapore-Asia Pac Ex Jap Eq
                               Derek Fulton        Singapore Fixed Income
                               Mark Daniels        Sydney Equity
                               Alison Briggs       Sydney Fixed Interest
                               Gary Jones          Themis
                               Chris Langford      Treasury
                               David Binnie        UK Equities Income
                                                   UK Income

         Executive Committee:  Andrew Laing        Aberdeen/London
                               Anne Richards       Edinburgh
                               Bev Hendry          Fort Lauderdale
                               Bill Rattray        Aberdeen/London
                               Gary Marshall       London
                               Hugh Young          Singapore
                               Jeremy Burchill     Aberdeen
                               Martin Gilbert      Aberdeen/London
                               Rod Davidson        London
                               Rod Macrae          Edinburgh

[Need to update generally and to add DeAMIS folks.]

10449045.10.BUSINESS